                               OFFICE/WAREHOUSE LEASE

   THIS INDENTURE of lease, entered into this 5TH day of SEPTEMBER, 1997, by and between LUTHERAN BROTHERHOOD, (A MINNESOTA CORPORATION) hereinafter referred to as "Lessor", and BIT 3 COMPUTER CORPORATION, A WHOLLY OWNED SUBSIDIARY OF SBS TECHNOLOGIES. INC. (A NEW MEXICO CORPORATION) hereinafter referred to as "Lessee".

DEFINITIONS:

  "Premises" - That certain real property commonly described as OAKVIEW BUSINESS CENTER, LOCATED AT 1284 CORPORATE CENTER DRIVE IN THE CITY OF EAGAN, COUNTY OF DAKOTA AND STATE OF MINNESOTA containing approximately 85,600 square feet and legally described on Exhibit "A" attached hereto and made a part hereof, including all buildings and site improvements located thereon.

  "Building" - Those certain office/warehouse buildings containing approximately 157,428 square feet commonly described as OAKVIEW BUSINESS CENTER I LOCATED AT 1284 CORPORATE CENTER DRIVE AND OAKVIEW BUSINESS CENTER II LOCATED AT 1325 EAGANDALE COURT, BOTH WITHIN THE CITY OF EAGAN, MINNESOTA.

  "Demised Premises" - That certain portion of the Premises located at 1284
CORPORATE CENTER DRIVE and designated as Bays 200 through    , consisting of
approximately 39,597 square feet (14,813 square feet office space and 24,784 square feet of warehouse space), as measured from the outside walls of the Demised Premises to the center of the partition wall, as shown on the floor plan attached hereto as Exhibit "B" and made a part hereof. The Demised Premises include a non-exclusive easement for access to common areas, as hereinafter defined, and all licenses and easements appurtenant to the Demised Premises.

  "Common Areas" - The term "common area" means the entire areas to be used for the non-exclusive use by Lessee and other lessees in the Building, including, but not limited to, corridors, lavatories, driveways, truck docks, parking lots and landscaped areas. Subject to reasonable rules and regulations promulgated by Lessor, the common areas are hereby made available to Lessee and its employees, agents, customers, and invitees for reasonable use in common with other lessees, their employees, agents, customers and invitees.

WITNESSETH:

TERM:

1. For and in consideration of the rents, additional rents, terms, provisions and covenants herein contained, Lessor hereby lets, leases and demises to Lessee the Demised Premises for the term of 60 months commencing on the FIRST day of December, 1997 (sometimes called "the Commencement Date"), subject to delays in delivery of the Demised Premises on account of changes made by Lessee to the Plans as referenced in Exhibit D of the Lease, and expiring the LAST day of NOVEMBER, 2002 (sometimes called "Expiration Date"), unless sooner terminated as hereinafter provided. To the extent the Commencement Date is delayed due to changes to the plans shown on Exhibit D made by the Lessee, the Lessee agrees to extend the Expiration Date of the Lease by the same amount of days that the Commencement Date was delayed, but in any event the Expiration Date shall occur on the last day of a month.

BASE RENT:

2. Lessor reserves and Lessee shall pay Lessor, a total rental of ONE MILLION ONE HUNDRED SIXTY-SEVEN THOUSAND FOUR HUNDRED NINETY-TWO AND 00/100 Dollars ($1,167,492.00), payable in advance, in equal monthly installments of (SEE ARTICLE 42) Dollars ($ SEE ARTICLE 42), commencing on the Commencement Date and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term (sometimes called "Base Rent"). In the event the Commencement Date falls on a date other than the first of a month the rental for that month shall be prorated and adjusted accordingly.

 ADDITIONAL RENT:

3. Lessee shall pay to Lessor throughout the term of this Lease the following:

     a. Lessee shall pay a sum equal to FORTY-SIX AND 26/100 percent (46.26%) of the Real Estate taxes. The term "Real Estate Taxes" shall mean all real estate taxes, all assessments and any taxes in lieu thereof which may be levied upon or assessed against the Premises of which the Demised Premises are a part. Lessee, in addition to all other payments to Lessor by Lessee required hereunder shall pay to Lessor, in each year during the term of this Lease and any extension or renewal thereof, Lessee's proportionate share of such real estate taxes and assessments paid in the first instance by Lessor.

     Any tax year commencing during any lease year shall be deemed to correspond to such lease year. In the event the taxing authorities include in such real estate taxes and assessments the value of any improvements made by Lessee, or of machinery, equipment, fixtures, inventory or other personal property or assets of lessee, then Lessee shall pay all the taxes attributable to such items in addition to its proportionate share of said aforementioned real estate taxes and assessments. A photostatic copy of the tax statement submitted by Lessor to Lessee shall be sufficient evidence of the amount of taxes and assessments assessed or levied against the Premises of which the Demised Premises are a part.

     b. A sum equal to TWENTY-FIVE AND 15/100 percent (25.15%) of the annual aggregate operating expenses incurred by Lessor in the operation, maintenance and repair of the Building. The term "Operating Expenses" shall include but not be limited to maintenance, repair, replacement and care of all common area lighting, common area plumbing, parking and landscaped areas, signs, snow removal, non-structural repair and maintenance of the exterior of the Building, insurance premiums, management fee, wages and fringe benefits of personnel employed for such work, costs of equipment purchased and used for such purposes, and the cost or portion thereof properly allocable to the Building (amortized over such reasonable period as Lessor shall determine together with the interest at the rate of TEN percent (10%) per annum on the unamortized balance) of any capital improvements made to the Building by Lessor after the Base Year which result in a reduction of Operating Expenses or made to the Building by Lessor after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed. To the best of Lessor's knowledge, the Demised Premises and Building comply with all applicable governmental laws (excluding ADA, the Americans with Disabilities Act of 1990) and further, to the best of Lessor's knowledge, the structural and exterior components of the Building are in reasonably good condition. The following are expressly excluded from the term "Operating Expenses":

     1) Any charge for depreciation of the Building or Demised Premises or any equipment located thereon, and any interest or other financing charge.

     2) All costs relating to activities for the solicitation and execution of leases of space in the Building.

     3) All costs for which Lessee or any other tenant of the Building is being charged other than pursuant to the operating expenses clause set forth in this Lease or comparable operating expenses clauses.

     4) The cost of any repair made by Lessor because of the total or partial destruction of the Building or Demised Premises or the condemnation of a portion of the Building or Demised Premises.

     5) The cost of any items for which Lessor is reimbursed by insurance or otherwise compensated by parties other than by tenants of the Building pursuant to an operating expense clause.

     6) Any operating expense representing an amount paid to a related corporation, entity or person which is in excess of the amount would be paid in the absence of such relationship.

     7) The cost of alterations of space in the Building leased to other tenants.

     8) Any projects Lessor undertakes to make Common Areas of the building comply with ADA.
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     c.   The payment of the sums set forth in this Article 3 shall be in addition to the Base Rent payable pursuant to Article 2 of this Lease. All sums due hereunder shall be due and payable within thirty (30) days of delivery of written certification by Lessor setting forth the computation of the amount due from Lessee. In the event the lease term shall begin or expire at any time during the calendar year, the Lessee shall be responsible for his pro-rata share of Additional Rent under subdivisions a. and b. during the Lease and/or occupancy time.

     Prior to commencement of this Lease and prior to the commencement of each calendar year thereafter commencing during the term of this Lease or any renewal or extension thereof, Lessor may estimate for each calendar year (i) the total amount of Real Estate Taxes; (ii) the total amount of Operating Expenses; (iii) Lessee's share of Real Estate Taxes for such calendar year; (iv) Lessee's share of Operating Expenses for such calendar year; and (v) the computation of the annual and monthly rental payable during such calendar year as a result of increases or decreases in Lessee's share of Real Estate Taxes, and Operating Expenses. Said estimates will be in writing and will be delivered or mailed to Lessee.

     The amount of Lessee's share of Real Estate Taxes, and Operating Expenses for each calendar year, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month during such calendar year at the option of Lessor. In the event that such estimate is delivered to Lessee before the first day of January of such calendar year, said amount, so estimated, shall be payable as additional rent in equal monthly installments, in advance on the first day of each month during such calendar year. In the event that such estimate is delivered to Lessee after the first day of January of such calendar year, said amount, so estimated, shall be payable as additional rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

     Upon completion of each calendar year during the term of this Lease or any renewal or extension thereof, Lessor shall cause its accountants to determine the actual amount of the Real Estate Taxes, and Operating Expenses payable in such calendar year and Lessee's share thereof and deliver a written certification of the amounts thereof to Lessee. If Lessee has underpaid its share of Real Estate Taxes, or Operating Expenses for such calendar year, Lessee shall pay the balance of its share of same within ten (10) days after the receipt of such statement. If Lessee has overpaid its share of Real Estate Taxes, or Operating Expenses for such calendar year, Lessor shall either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Lessor for its estimate of Lessee's share of Real Estate Taxes, and Operating Expenses for the next following calendar year. A prorata adjustment shall be made for a fractional calendar year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of the Lease during said calendar year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this Article 3 shall be adjusted accordingly.

COVENANT TO PAY RENT:

4. The covenants of Lessee to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. All rents are payable to Lessor at:

WELSH COMPANIES, INC.

CM 9660, ST. PAUL, MINNESOTA 55170-9660

UTILITIES:

5. Lessor shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Premises. Lessee shall pay, when due, all charges for sewer usage or rental, garbage, disposal, refuse removal, water, electricity, gas, fuel oil, L.P. gas, telephone and/or other utility services or energy source furnished to the Demised Premises during the term of this Lease, or any renewal or extension thereof. If Lessor elects to furnish any of the foregoing utility services or other services furnished or caused to be furnished to Lessee, then the rate charged by Lessor shall not exceed the rate Lessee would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. The charges thereof shall be deemed additional rent in accordance with Article 3.

CARE AND REPAIR OF DEMISED PREMISES:

6. Lessee shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary and reasonably good condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Lessee's obligations hereunder shall include but not be limited to the maintenance, repair and replacement, if necessary, of heating, air conditioning fixtures*, equipment, and systems, all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Lessee shall be equal in quality and class to the original work. The Lessee shall keep and maintain all portions of the Demised Premises and the sidewalk and areas adjoining the same in a clean and orderly condition.

     If Lessee fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease after notice shall have been given Lessee, in accordance with Article 33 of this Lease, Lessor may make such repairs without liability to Lessee for any loss or damage that may accrue to Lessee's merchandise, fixtures or other property or to Lessee's business by reason thereof, and upon completion thereof, Lessee shall pay to Lessor all costs plus 15% for overhead incurred by Lessor in making such repairs upon presentation to Lessee of bill therefor.

     Lessor shall repair, at its expense, the structural portions of the Building, provided however where structural repairs are required to be made by reason of the acts of Lessee, the costs thereof shall be borne by Lessee and payable by Lessee to Lessor upon demand.

     The Lessor shall be responsible for all outside maintenance of the Demised Premises, including grounds and parking areas. All such maintenance which is the responsibility of the Lessor shall be provided as reasonably necessary to the comfortable use and occupancy of Demised Premises during business hours, except Saturdays, Sundays and holidays, upon the condition that the Lessor shall not be liable for damages for failure to do so due to causes beyond its control.

     If Lessor fails, refuses or neglects to perform outside maintenance of the Demised Premises as required in this Lease after notice shall have been given to Lessor in accordance with Article 33 of this Lease, Lessee may perform such maintenance without liability to Lessor for any loss or damage that may accrue by reason thereof (excepting gross negligence and willful misconduct of Lessee), and upon completion thereof, Lessor shall pay to Lessee all reasonable costs plus 10% for overhead incurred by Lessee in performing such maintenance upon presentation to Lessor of a bill therefor.

     * The Lessor will be responsible for a semi-annual inspection and servicing of the heating, ventilating and air conditioning (HVAC) components as part of the Operating Expenses for the Building. The Lessee will be responsible for repairs and replacements outside of Lessor's semi-annual preventative maintenance. Lessor will also service and certify the existing HVAC components are in good working condition as of the Commencement of the Lease. The Lessor will be responsible for any repairs or replacements of any faulty HVAC components through June 30, 1998.

SIGNS:

7. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Building, or visible from exterior of the Demised Premises, shall be approved and installed by Lessor at Lessee's expense. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

ALTERATIONS, INSTALLATION, FIXTURES:

8. Except as hereinafter provided, Lessee shall not make any alteration, additions, or improvements in or to the Demised Premises or add, disturb or in any way change any plumbing or wiring therein without the prior written consent of the Lessor. In the event alterations are required by any governmental agency by reason of the use and occupancy of the Demised Premises by Lessee, Lessee shall make such alterations at its own cost and expense after first obtaining Lessor's approval of plans and specifications therefor and furnishing such indemnification as Lessor may reasonably require against liens, costs, damages and expenses arising out of such alterations. Alterations or additions by Lessee must be built in compliance with all laws, ordinances and governmental regulations affecting the Premises and Lessee shall warrant to Lessor that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations, and insurance requirements. Construction of such alterations or additions shall commence only upon Lessee obtaining and exhibiting to Lessor the requisite approvals, licenses and permits and indemnification against liens. All alterations, installations, physical additions or improvements to the Demised Premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, this clause shall not apply to movable equipment, trade fixtures or furniture owned by

Lessee which may be removed by Lessee at the end of the term of this lease if Lessee is not then in default.

POSSESSION:

9. Except as hereinafter provided lessor shall deliver possession of the Demised Premises to Lessee in the condition required by Article 43 of this Lease on or before November 1, 1997 (the "Delivery Date") for the purpose of installing and moving in Lessee's equipment and trade fixtures within the Demised Premises ("Lessee's Work"). Lessee shall have a period of one full calendar month beginning on the Delivery Date within which to complete Lessee's Work ("Lessee's Work Period"), but delivery of possession prior to or later than such Delivery Date shall postpone the Expiration Date by an equal number of days. If, for example, the Delivery Date falls on November 3, 1997, Lessee's Work Period shall end on December 31, 1997. The Commencement Date and the rentals herein reserved shall commence on the later of the first day of the month following the end of Lessee's Work Period, or December 1, 1997. Any occupancy of the Demised Premises by Lessee prior to the beginning of the term shall in all respects be the same as that of a Lessee under this Lease, except that Lessee shall have no obligation to pay rent prior to the Commencement Date. Lessor shall have no responsibility or liability for loss or damages to fixtures, facilities or equipment or installed or left on the Demised Premises.

SECURITY AND DAMAGE DEPOSIT:

10.    INTENTIONALLY DELETED

USE:

11. The Demised Premises shall be used and occupied by Lessee solely for the purposes of office, warehouse, distribution and manufacturing so long as such use is in compliance with all applicable laws, ordinances and governmental regulations affecting the Building and Premises. The Demised Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Lessor shall be obliged on account of the purpose or manner of said use to make any addition or alteration to or in the Building. The Demised Premises shall not be used in any manner which will increase the rates required to be paid for public liability or for fire and extended coverage insurance covering the Premises. Lessee shall occupy the Demised Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, and reputable and will not permit or create any nuisance, noise, odor, or otherwise interfere with, annoy or disturb any other tenant in the Building in its normal business operations or Lessor in its management of the Building. Lessee's use of the Demised Premises shall conform to all the Lessor's rules and regulations as shown on Exhibit C to the Lease relating to the use of the Premises. Outside storage on the Premises of any type of equipment, property or materials owned or used on the Premise by Lessee or its customers and suppliers shall not be permitted.

ACCESS TO DEMISED PREMISES:

12. The Lessee agrees to permit the Lessor and the authorized representatives of the Lessor to enter the Demised Premises upon at least twenty-four (24) hours notice to Lessee, except in the event of an emergency, during usual business hours for the purpose of inspecting the same and making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that the Lessor may deem necessary to prevent waste or deterioration in connection with the Demised Premises. Nothing herein shall imply any duty upon the part of the Lessor to do any such work which, under any provision of this Lease, the Lessee may be required to perform and the performance thereof by the Lessor shall not constitute a waiver of the Lessee's default in failing to perform the same. The Lessor may, during the progress of any work in the Demised Premises, keep and store upon the Demised Premises all necessary materials, tools and equipment. The Lessor shall not in any event be liable for reasonable inconvenience, annoyance, disturbance, loss of business, or other damage of the Lessee by reason of making repairs or the performance of any work in the Demised Premises, or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of the Lessee under this Lease shall not thereby be affected in any manner whatsoever.

 Lessor reserves the right to enter upon the Demised Premises at any time in the event of an emergency and at reasonable hours to exhibit the Demised Premises to prospective purchasers or others; and upon at least twenty-four
(24) hours prior notice to Lessee to exhibit the Demised Premises to prospective Lessees and to the display "For Lease" or similar signs on windows or doors in the Demised Premises during the last NINETY (90) days of the term of this Lease, all without hindrance or molestation by Lessee.

EMINENT DOMAIN:

13. In the event of any eminent domain or condemnation proceeding or private sale in lieu thereof in respect to the Premises during the term thereof, the following provisions shall apply:

       a. If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date.

       b. If any part constituting less than the whole of the Premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of the Lessee, in the reasonable opinion of Lessor, then the term of this Lease shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.

       In the event of a partial taking or condemnation of the Premises which shall not materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of the Lessee, in the reasonable opinion of the Lessor, this Lease shall continue in full force and effect but with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any, of the Demised Premises taken. Lessor reserves the right, at its option, to restore the Building and the Demised Premises to substantially the same condition as they were prior to such condemnation. In such event, Lessor shall give written notice to Lessee, within thirty (30) days following the date possession shall be taken by the condemning authority, of Lessor's intention to restore. Upon Lessor's notice of election to restore, Lessor shall commence restoration and shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Lessor's control and delays in the making of condemnation or sale proceeds adjustments by Lessor; and Lessee shall have no right to terminate this Lease except as herein provided. Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the Demised Premises restored.

       c. In the event of any condemnation or taking as aforesaid, whether whole or partial, the Lessee shall not be entitled to any part of the award paid for such condemnation and Lessor is to receive the full amount of such award, the Lessee hereby expressly waiving any right to claim to any part thereof.

       d. Although all damages in the event of any condemnation shall belong to the Lessor whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damage to Lessee's business by reason of the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements and equipment. However, Lessee shall have no claim against Lessor or make any claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said lease or loss of any possible value of said lease, any unexpired term renewal or extension of said Lease.

DAMAGE OR DESTRUCTION:

14. In the event of any damage or destruction to the Premises by fire or other cause during the term hereof, the following provisions shall apply:

       a. If the Building is damaged by fire or any other cause to such extent that the cost of restoration will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor or Lessee may, no later than the sixtieth (60th) day following the damage, give written notice to the other of its election to terminate this Lease.

       b.   INTENTIONALLY DELETED

       c. If the cost of restoration shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, neither Lessor nor Lessee has elected to terminate this Lease, Lessor shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Lessor's control and delays in the making of insurance adjustments by Lessor; and Lessor shall not be responsible for restoring or repairing leasehold improvements of the Lessee.

       d. In the event of either of the elections to terminate, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rents shall be paid up to that date. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease.

       e. In any case where damage to the Building shall materially affect the Demised Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, unless such destruction was wholly or partially caused by the negligence or breach of the terms of this Lease by Lessee, its employees, contractors or licensees, a portion of the rent based upon the amount of the extent which the Demised Premises are rendered unsuitable shall be abated until repaired or restored. If the destruction or damage was wholly or partially caused by negligence or breach of the terms of this Lease by Lessee as aforesaid and if Lessor shall elect to rebuild, the rent shall not abate and the Lessee shall remain liable for the same.

CASUALTY INSURANCE:

15.    a.   Lessor shall at all times during the term of this Lease, at its expense, maintain a policy or policies of insurance with premiums paid in advance issued by an insurance company licensed to do business in the State of Minnesota insuring the Building against loss or damage by fire, explosion or other insurance hazards and contingencies for the full replacement value, provided that Lessor shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring upon the Demised Premises or any additional improvements which Lessee may construct or install on the Demised Premises.

       b. Lessee shall not carry any stock of goods or do anything in or about the Demised Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

       c. Lessor hereby waives and releases all claims, liability and causes of action against Lessee and its agents, servants and employees for loss or damage to, or destruction of, the Premises or any portion thereof, including the buildings and other improvements situated thereon, resulting from fire, explosion and other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. Likewise, Lessee hereby waives and releases all claims, liabilities and causes of action against Lessor and its agents, servants and employees for loss or damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Lessee or of others in, upon or about the Premises resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. The waiver shall remain in force whether or not the Lessee's insurer shall consent thereto.

       d. In the event that the use of the Demised Premises by Lessee increases the premium rate for insurance carried by Lessor on the improvements of which the Demised Premises are a part, Lessee shall pay Lessor, upon demand, the amount of such premium increase. If Lessee installs any electrical equipment that overloads the power lines to the building or its wiring, Lessee shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.

PUBLIC LIABILITY INSURANCE:

16. Lessee shall during the term hereof, keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Demised Premises and the business of Lessee, on terms with companies approved in writing by Lessor, in which both Lessee and Lessor shall be covered by being named as insured parties under reasonable limits of liability not less than: $500,000 for injury/death to any one person; $1,000,000 for injury/death to more than one person, and $500,000 with respect to damage to property. Such policy or policies shall provide that ten
(10) days written notice must be given to Lessor prior to cancellation thereof. Lessee shall furnish evidence satisfactory to Lessor at the time this Lease is executed that such coverage is in full force and effect.

DEFAULT OF LESSEE:

17.    a.   In the event of any failure of Lessee to pay any rental due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Lessee for more than thirty (30) days after written notice of such failure shall have been given to Lessee, or if Lessee or an agent of Lessee shall falsify any report required to be furnished to Lessor pursuant to the terms of this Lease, or if Lessee or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings or any person shall take or have against Lessee or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's or any such guarantor's property, or if Lessee or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Lessee shall abandon the Demised Premises or suffer this Lease to be taken under any writ of execution, then in any such event Lessee shall be in default hereunder, and Lessor, in addition to their rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, as provided in Minnesota Statutes Chapter 566.

       b. Should Lessor elect to re-enter the Demises Premises, as herein provided, or should it take possession of the Demised Premises pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises or any part thereof upon such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Lessor from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of such alterations and repairs; third, to the payment of the rent due and unpaid payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Lessee hereunder, Lessee, upon demand, shall pay any such deficiency to Lessor. No such re-entry or taking possession of the Demised Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time after such re-entry and reletting elect to terminate this Lease for any such breach, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.

       c. Lessor may, at its option, instead of exercising any other rights or remedies available to it in this Lease or otherwise by law, statute or equity, spend such money as is reasonably necessary to cure any default of Lessee herein and the amount so spent, and costs incurred, including attorney's fees in curing such default, shall be paid by Lessee, as additional rent, upon demand.

       d. In the event suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Lessee to be kept or performed, and a breach shall be established, Lessee shall pay to Lessor all expenses incurred therefor, including a reasonable attorney's fee, together with interest on all such expenses at the rate of ten percent (10%) per annum from the date of such breach of the covenants of this Lease.

       e.   INTENTIONALLY DELETED

       f. No remedy herein or elsewhere in this Lease or otherwise by law, statute or equity, conferred upon or reserved to Lessor or Lessee shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

17.1 In the event of any failure of Lessor to perform any of the terms, conditions or covenants of this Lease to be observed or performed by Lessor for more than thirty (30) days after written notice of such failure shall have been given to Lessor, then in any event, Lessor shall be in default hereunder, and Lessee may, in addition to exercising any other rights or remedies available to it in this Lease or otherwise by law, statute or equity, spend such money as is reasonably necessary to cure any default of Lessor herein and the amount so spent, and costs incurred, including attorneys fees in curing such default, shall be paid by Lessor to Lessee upon written demand. Upon completion of any such work by Lessee and payment by Lessor of the same, Lessor shall be deemed to have cured such default.

COVENANTS TO HOLD HARMLESS:

18. Unless the liability for damage or loss is caused by the gross negligence or intentional act of Lessor, its agents or employees, Lessee shall hold harmless Lessor from any liability for damages to any person or property in or upon the Building or Demised Premises, and to the person and the property of Lessee and its employees and all other persons in the Building at its or their invitation or sufferance, and from all damages resulting from Lessee's failure to perform the covenants of this Lease. All property kept, maintained or stored on the Demised Premises shall be so kept, maintained or stored at the sole risk of Lessee. Lessee agrees to pay all sums of money in respect of any labor, service, materials, supplies or equipment furnished or alleged to have been furnished to Lessee in or about the Premises, and not furnished on order of Lessor, which may be secured by any Mechanic's Materialmen's or other lien to be discharged at the time performance of any obligation secured thereby matures, provided that Lessee may contest such lien, but if such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, then and in each such event, Lessee shall forthwith pay and discharge said judgment. Lessor shall have the right to post and maintain on the Demised Premises, notices of non-responsibility under the laws of the State of Minnesota.

NON-LIABILITY:

19. Subject to the terms and conditions of Article 14 hereof, Lessor shall not be liable for damage to any property of Lessee or of others located on the Premises, nor for the loss of or damage to any property of Lessee or of others by theft or otherwise. Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any such damage caused by other Lessees or persons in the Premises, occupants of adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work. Lessor shall not be liable for any latent defect in the Demised Premises. All property of Lessee kept or stored on the Demised Premises shall be so kept or stored at the risk of Lessee only and Lessee shall hold Lessor harmless from any claims arising out of damage to the same, including subrogation claims by Lessee's insurance carrier.

SUBORDINATION:

20. This Lease shall be subordinated to any mortgages that may not exist or that may hereafter be placed upon the Demised Premises and to any and all advances made thereunder, and to the interest upon the indebtedness evidenced by such mortgages, and to all renewals, replacements and extensions thereof. In the event of execution by Lessor after the date of this Lease of any such mortgage, renewal, replacement or extension, Lessee agrees to execute a subordination agreement with the holder thereof which agreement shall provide that:

       a. Such holder shall not disturb the possession and other rights of Lessee under this Lease so long as Lessee is not in default hereunder,

       b. In the event of acquisition of title to the Demised Premises by such holder, such holder shall accept the Lessee as Lessee of the Demised Premises under the terms and conditions of this Lease and shall perform all the obligations of Lessor hereunder, and

       c.   The Lessee shall recognize such holder as Lessor hereunder.

     Lessee shall, upon receipt of a request from Lessor therefor, execute and deliver to Lessor or to any proposed holder of a mortgage or trust deed or to any proposed purchaser of the Premises, a certificate in recordable form, certifying that this Lease is in full force and effect, and that there are no offsets against rent nor defenses to Lessee's performance under this Lease, or setting forth any such offsets or defenses claimed by Lessee as the case may be.

ASSIGNMENT OR SUBLETTING: See Article 47

21. Lessee agrees to use and occupy the Demised Premises throughout the entire term hereof for the purpose of purposes herein specified and for no other purposes, in the manner and to substantially the extent now intended, and not to transfer or assign this Lease or sublet said Demised Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior written consent of Lessor in each instance. Lessee shall seek such consent of Lessor by a written request therefor, setting forth such information as Lessor may deem necessary. Lessor agrees not to withhold consent unreasonably. Consent by Lessor to any assignment of this Lease or to any subletting of the Demised Premises shall not be a waiver of Lessor's rights under this Article as to any subsequent assignment or subletting. Lessor's rights to assign this Lease are and shall remain unqualified. No such assignment or subleasing shall relieve the Lessee from any of Lessee's obligations in this Lease contained, nor shall any assignment or sublease or other transfer of this Lease be effective unless the assignee, sublessee or transferee shall at the time of such assignment, sublease or transfer, assume in writing for the benefit of Lessor, its successors or assigns, all of the terms, covenants and conditions of this Lease thereafter to be performed by Lessee and shall agree in writing to be bound thereby.

ATTORNMENT:

22. In the event of a sale or assignment of Lessor's interest, in the Premises, or the Building in which the Demised Premises are located, or this Lease, or if the Premises come into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Lessee shall attorn to such assignee or other party and recognize such party as Lessor hereunder; provided, however, Lessee's peaceable possession will not be disturbed so long as Lessee faithfully performs its obligations under this Lease. Lessee shall execute, on demand, any attornment agreement required by any such party to be executed, containing such provisions and such other provisions as such party may require.

NOVATION IN THE EVENT OF SALE:

23. In the event of the sale of the Demised Premises, Lessor shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Lessor herein. Notwithstanding the foregoing provisions of this Article, Lessor, in the event of a sale of the Demised Premises, shall cause to be included in this agreement of sale and purchase a covenant whereby the purchase of the Demised Premises assumes and agrees to carry out all of the covenants and obligations of Lessor herein.

       The Lessee agrees at any time and from time to time upon not less than ten (10) days prior written request by the Lessor to execute, acknowledge and deliver to the Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect as modified and stating the modifications, and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises.

SUCCESSORS AND ASSIGNS:

24. The terms, covenants and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.

REMOVAL OF FIXTURES:

25.    INTENTIONALLY DELETED

QUIET ENJOYMENT:

26. Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Lessee, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenant and agreements on Lessee's part to be observed and performed under this Lease, may peaceably and quietly enjoy the Demised Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

RECORDING:

27. Lessee shall not record this Lease without the written consent of Lessor. However, upon the request of either party hereto, the other party shall join in the execution of the Memorandum lease for the purposes of recordation. Said Memorandum lease shall describe the parties, the Demised Premises and the term of the Lease and shall incorporate this Lease by reference. This Article 27 shall not be construed to limit Lessor's right to file this Lease under Article 22 of this Lease.

OVERDUE PAYMENTS:

28. All monies due under this Lease from Lessee to Lessor shall be due on demand, unless otherwise specified and if not paid within ten (10) days of when due, shall result in the imposition of a service charge for such late payment in the amount of five percent (5%) of the amount due.

SURRENDER:

29. On the Expiration Date or upon the termination hereof upon a day other than the Expiration Date, Lessee shall peaceably surrender the Demised Premises broom-clean in good order, condition and repair, reasonable wear and tear only excepted. On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Lessee shall, at its expense, remove all trade fixtures, personal property and equipment and signs from the Demised Premises and any property not removed shall be deemed to have been abandoned. Any damage caused in the removal of such items shall be repaired by Lessee and at its expense. All alterations, additions, improvements and fixtures (other than trade fixtures) which shall have been made or installed by Lessor or Lessee upon the Demised Premises and all floor covering so installed shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration of termination of this Lease. If the Demised Premises are not surrendered on the Expiration Date or the date of termination,

Lessee shall indemnify Lessor against loss or liability, claims, without limitation, made by any succeeding Lessee founded on such delay. Lessee shall promptly surrender all keys for the Demised Premises to Lessor at the place then fixed for payment of rent and shall inform Lessor of combinations of any locks and safes on the Demised Premises.

HOLDING OVER:

30. In the event of a holding over by Lessee after expiration or termination of this Lease without the consent in writing of Lessor, Lessee shall be deemed a Lessee at sufferance and shall pay rent for such occupancy at the rate of one hundred fifty (150%) percent of the last-current aggregate Base and Additional Rent, prorated for the entire holdover period, plus all attorney's fees and expenses incurred by Lessor in enforcing its rights hereunder, plus any other damages occasioned by such holding over. Except as otherwise agreed, any holding over with the written consent of Lessor shall constitute Lessee a month-to-month lessee.

ABANDONMENT:

31. In the event Lessee shall remove its fixtures, equipment or machinery or shall vacate the Demised Premises or any part thereof prior to the Expiration Date of this Lease, or shall discontinue or suspend the operation of its business conducted on the Demised Premises for a period of more than thirty (30) consecutive days (except during any time when the Demised Premises may be rendered untenantable by reason of fire or other casualty), and the Lessee has simultaneously defaulted on any other terms of the Lease, then in any such event Lessee shall be deemed to have abandoned the Demised Premises and Lessee shall be in default under the terms of this Lease.

CONSENTS BY LESSOR:

32. Whenever provision is made under this Lease for Lessee securing the consent or approval by Lessor, such consent or approval shall only be in writing.

NOTICES:

33. Any notice required or permitted under this Lease shall be deemed sufficiently given or secured if sent by registered or certified return receipt mail to Lessee at 1284 Corporate Center Drive, Suite 200, Eagan, MN 55121

with a copy to:
       Bit 3 Computer Corporation
       c/o SBS Technologies, Inc.
       2400 Louisiana Boulevard NE
       AFC Building
       Albuquerque NM 87110-4316
       ATTN: Jim Dixon (or current CFO)

and:
       Bit 3 Computer Corporation
       c/o SBS Technologies, Inc.
       2265 Camino Vida Roble
       Carlsbad CA 92009
       ATTN: Steve Cooper (or current President)

and to Lessor at:
       Lutheran Brotherhood
       625 Fourth Avenue, Suite 1400
       Minneapolis, MN 55415
       Attn: R.E. Asset Management

and either party may by like written notice at any time designate a different address to which notices shall subsequently be sent or rent to be paid.

RULES AND REGULATIONS:

34. Lessee shall observe and comply with the rules and regulations as set forth in Exhibit C, on written notice to Lessee for the safety, care and cleanliness of the Building.

INTENT OF PARTIES:

35. Except as otherwise provided herein, the Lessee covenants and agrees that if it shall any time fail to pay any such cost or expense, or fail to take out, pay for, maintain or deliver any of the insurance policies above required, or fail to make any other payment or perform any other act on its part to be made or performed as in this Lease provided, then the Lessor may, but shall not be obligated so to do, and without notice to or demand upon the Lessee and without waiving or releasing the Lessee from any obligations of the Lessee in this Lease contained, pay any such cost or expense, effect any such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act on the part of the Lessee to be made and performed as in this Lease provided, in such manner and to such extent as the Lessor may deem desirable, and in exercising any such right, to also pay all necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Lessor and all necessary and incidental costs and expenses in connection with the performance of any such act by the Lessor, together with interest thereon at the rate of ten percent (10%) per annum from the date of making of such expenditure, by Lessor, shall be deemed additional rent hereunder, and shall be payable to Lessor on demand. Lessee covenants to pay any such sum or sums with interest as aforesaid and the Lessor shall have the same rights and remedies in the event of the nonpayment thereof by Lessee as in the case of default by Lessee in the payment of the Base Rent payable under this Lease.

GENERAL:

36. The Lease does not create the relationship of principal agent or of partnership or of joint venture or of any association between Lessor and Lessee, the sole relationship between the parties hereto being that of Lessor and Lessee.

        No waiver of any default of Lessee hereunder shall be implied from any omission by Lessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Lessor shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent to or approval by Lessor of any act by Lessee requiring Lessor's consent or approval shall not waive or render unnecessary Lessor's consent to or approval of any subsequent similar act by Lessee shall be construed to be both a covenant and a condition. No action required or permitted to be taken by or on behalf of Lessor under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Lessee's possession of the Demised Premises. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

        a. This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Lessor and Lessee affecting the Demised Premises and there are no other agreements, subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and executed in the same form and manner in which this Lease is executed.

        b. If any agreement, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

HAZARDOUS MATERIAL: See Article 48

37.    a.   The Demised Premises hereby leased shall be used by and/or at the sufferance of Lessee only for the purpose set forth in Article 11 above and for no other purposes. Lessee shall not use or permit the use of the Demised Premises in any manner that will tend to create waste or a nuisance, or will tend to unreasonably disturb other Lessees in the Building or the Premises. Lessee, its employees and all person visiting or doing business with Lessee in the Demised Premises shall be bound by and shall observe the reasonable rules and regulations made by Lessor relating to the Demised Premises, the Building or the Premises of which notice in writing shall be given to the Lessee, and all such rules and regulations shall be deemed to be incorporated into and form a part of this Lease.

        b. Lessee covenants through the Lease Term, at Lessee's sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commission, boards, and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Demised Premises, or the use or manner of use of the Demised Premises. Lessee will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the building and improvements on the Demised Premises and the equipment thereof.

CAPTIONS:

38. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent or any provision thereof.

ATTACHMENTS:

39. See also rider attached hereto and made a part hereof containing articles 42 through 49 inclusive as well as Exhibits A through F, inclusive, which Exhibits are attached hereto and made a part hereof.


       Exhibit        Description
       -------        -----------
       Exhibit A      Legal Description
       Exhibit B      Demised Premises
       Exhibit C      Building Rules and Regulations
       Exhibit D      Improvements
       Exhibit E      Sign Criteria
       Exhibit F      Guarantee of Lease


SUBMISSION:

40. Submission of this instrument to Lessee or proposed Lessee or his agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Lessor/Owner and Lessee or its agents.

REPRESENTATION:

41. It is agreed and understood that Brian Doyle and Todd McGinley, agent or broker with Welsh Companies, Inc. is representing Lutheran Brotherhood, Lessor, and Scott Frederiksen, agent or broker with Welsh Companies, Inc., is representing Bit 3 Computer Corporation, a wholly owned subsidiary of SBS Technologies, Inc., Lessee.

IN WITNESS WHEREOF, the Lessor and the Lessee have caused these presents to be executed in form and manner sufficient to bind them at law, as of the day and year first above written.

Lessee:                                                Lessor:
Bit 3 Computer Corporation,                            Lutheran Brotherhood
a wholly owned subsidiary of                           (a Minnesota corporation)
SBS Technologies, Inc. (a New Mexico corporation)

 /s/ Philip M. Vukovic
--------------------------------------
By:  Philip M. Vukovic  9/22/97                      By:  /s/ Clifford W. Habeck
   -----------------------------------                    ------------------------------
                                                          Clifford W. Habeck
Its:  President                                      Its: Vice President
    ----------------------------------                    ------------------------------



STATE OF MINNESOTA

COUNTY OF HENNEPIN  ss.:

On this 22nd day of September, 1997, personally came before me, a Notary Public within and for said County, Philip M. Vukovic and ________________, to me well known to be the same persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

                              /s/ Janet Day
                              --------------------------------
                              Notary Public

                              My commission expires: 1/31/00
                                                    ----------
          [NOTARY SEAL]

STATE OF MINNESOTA

COUNTY OF HENNEPIN  ss.:

On this 23rd day of September, 1997, personally came before me, a Notary Public within and for said County, Clifford W. Habeck and ________________, to me well known to be the same persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

                              /s/ Alice P Hertel
                              ------------------------------
                              Notary Public

                              My commission expires: January 31, 2000
                                                     ----------------

          [NOTARY SEAL]

                                   RIDER TO LEASE
                              DATED SEPTEMBER 5, 1997
                                   BY AND BETWEEN
              LUTHERAN BROTHERHOOD, A MINNESOTA CORPORATION, AS LESSOR
                                        AND
BIT 3 COMPUTER CORPORATION, A WHOLLY OWNED SUBSIDIARY OF SBS TECHNOLOGIES, INC.,
                        A NEW MEXICO CORPORATION, AS LESSEE

ARTICLE 42 - BASE RENT
     The following is hereby added to and made a part of Article 2, Base Rent, and Article 3, Additional Rent of this Lease:


     Period                                  Net Monthly Rent         Total Period Base Rent
     ------                                  ----------------         ----------------------
     November 1, 1997 through and
     including October 31, 2000              $18,469.00               $  664,884.00

     November 1, 2000 through and
     including October 31, 2002              $20,942.00               $  502,608.00

                                             TOTAL BASE RENT          $1,167,492.00



ARTICLE 43 - IMPROVEMENTS
     Lessor shall fit-up the Demised Premises as set forth in Exhibit D. Lessor is under no obligation to make any structural or other alterations, decoration, additions or improvements in or to the Demised Premises except as expressly set forth in Exhibit D. By taking occupancy of the Demised Premises, Lessee shall be deemed to have acknowledged that Lessor has completed all of its obligations for improvements to the Demised Premises, subject to the following. Promptly following substantial completion, as determined by Lessor, representatives of Lessor and Lessee shall inspect the Demised Premises and jointly prepare a punch list of incomplete and defective items. Such punch list shall be signed by both parties and Lessor shall diligently pursue completion of its punch list items. Lessee shall also have thirty (30) days after the Commencement Date to notify Lessor of any additional items it has identified that constitute defects in construction and materials related to the improvements and Lessor shall also repair such items, except in circumstances in which the defect was caused by or resulted from the use or damage to the Demised Premises by Lessee. Lessor shall also be responsible for repair of any structural latent defects not reasonably discoverable upon diligent inspection by Lessee, to the extent that the Lessee notifies Lessor thereof within one
     (1) year after the Commencement Date.

ARTICLE 44 - FIRST OPPORTUNITY TO LEASE
     A. So long as there is no uncured default by Lessee then existing under the Lease, Lessee shall have the first right of refusal to lease 32,197 square feet currently demised as Suite 100 or the 13,822 square feet currently demised as Suite 300 in their entirety (the "First Opportunity to Lease").

     B. Upon notification in writing by Lessor that such space is available, Lessee shall have five (5) business days in which to elect in writing so to lease such space in which event the lease for same shall commence not more than thirty (30) days after such space becomes vacant and shall be coterminous with this Lease and shall be at the Base Rent then in affect under the Lease, unless otherwise agreed upon.

     C. In the event Lessee declines or fails to elect so to lease such space, then the First Opportunity to Lease hereby granted shall automatically terminate and shall thereafter be null and void as to such space.

     D. It is understood that this First Opportunity to Lease shall not be construed to prevent any lessee in the Building from extending or renewing its lease.

     E. The First Opportunity to Lease hereby granted is personal to Lessee and Guarantor (as defined in Exhibit "F") and is not transferable; in the event of any assignment or subletting under this Lease, this First Opportunity to Lease shall automatically terminate and shall thereafter be null and void.

ARTICLE 45 - OPTION TO EXTEND
     A. So long as there is no uncured default by Lessee then existing under the Lease, Lessee shall have the option to extend the Term of this Lease (hereinafter, the "Option") for one consecutive period of twenty-four (24) to thirty-six (36) months upon the same terms and conditions, except for the Monthly Base Rent shall be $20,623.44 and upon the following further terms and conditions.

     B. Lessee shall exercise said Option only by giving written notice to Lessor of its intent to extend not less than nine (9) months prior to such termination date.

     C. It is understood and agreed that this Option is personal to Lessee and Guarantor (as defined in Exhibit "F") and is not transferable; in the event of any assignment or subleasing of any or all of the Demised Premises said Option shall be null and void.

ARTICLE 46 - OPTION TO TERMINATE
     A. So long as there is no uncured default by Lessee then existing under the Lease, Lessee shall have the one time option to terminate the Term of this Lease (hereinafter, the "Option to Terminate") at the end of the thirty-sixth (36th) month of the lease term and upon the following further terms and conditions.

     B. Lessee can exercise said Option to Terminate only by giving written notice to Lessor not later than nine (9) months prior to said termination date. Said notice to Lessor must be accompanied by a termination fee in the amount of $233,292.25 in certified funds.

     C. It is understood and agreed that this Option to Terminate is personal to Lessee and Guarantor (as defined in Exhibit "F"), and is not transferable; in the event of any assignment or subleasing of any or all of the Demised Premises said Option to Terminate shall be null and void.

ARTICLE 47 - ASSIGNMENT & SUBLETTING
     Any consent required for assignment or subletting shall not be unreasonably withheld nor delayed by Lessor. Lessor will have no recapture rights and Lessee and Guarantor (as defined in Exhibit "F") shall retain any and all profits. Lessee and Guarantor (as defined in Exhibit "F") shall have the right to sublet or assign to a parent or, subsidiary or affiliate of equal or greater net worth throughout the lease term, without the Lessor's consent. In the event of a subletting or assignment, Lessee and Guarantor (as defined in Exhibit "F") shall remain fully responsible for the performance of all obligations hereunder throughout the term of the Lease.

ARTICLE 48 - HAZARDOUS MATERIALS
     To the best of Lessor's knowledge, there are no Hazardous Substances presently located in, on or under the real property commonly described as Oakview Business Center I and II (the "Property") and such knowledge is based solely on the Phase I report currently in Lessee's possession prepared by Nova Environmental Services and dated November 16, 1995. The term "Hazardous Substances" as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by and "Environmental Law", which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Demised Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; (ii) the Demised Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Material") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; (iii) no portion of the

     Demised Premises will be used as a landfill or a dump; (iv) Lessee will not install any underground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or to come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought onto the Demised Premises, except for the Permitted Materials described above, and if so brought or found located thereon the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the term of this Lease, the Demised Premises is found to be so contaminated, or subject to said conditions, solely by action or inaction of Lessee, its agents, employees, contractors or invitees, Lessee agrees to defend, indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations or any nature arising from or as a result of the use of the Demised Premises by Lessee. The foregoing indemnification shall survive the termination or expiration of this Lease, but the foregoing indemnification shall not apply to (a) any action or inaction of Lessor, its agents, employees, contractors or other third parties acting at the direction of or with the permission of Lessor; or (b) Hazardous Substances originating on property not owned by Lessor adjacent to the Property; or (c) any action or inaction of any other Lessee of the Property.

     Lessor shall indemnify, defend and hold Lessee harmless from and against any and all loss, damage, expense or cost, including all attorney's fees incurred in connection with the defense of any court action or administrative proceeding against the Lessee, arising out of Lessor's breach of any of the terms set forth in this Article 48. This Article shall survive the expiration or termination of this Lease for the benefit of Lessee and any successors and assigns of this Lease.

ARTICLE 49 - ADA

     Lessee shall be responsible for ADA requirements and regulations within the Demised Premises. The Lessor shall be responsible for ADA requirements and regulations for all non-tenant spaces and common areas of the Building.

Lessee:                                                     Lessor:
Bit 3 Computer Corporation,                                 Lutheran Brotherhood
a wholly owned subsidiary of SBS Technologies, Inc.         (a Minnesota corporation)
(a New Mexico corporation)

By: /s/ Philip M. Vukovic                                   By: /s/ Clifford W. Habeck
   ----------------------------------                          --------------------------------
                                                                    Clifford Habeck

Its: President  9/22/97                                     Its:    Vice President
    ---------------------------------                           -------------------------------

                                     EXHIBIT "B"

                                     [FLOOR PLAN]

                                     Exhibit C
                           Building Rules and Regulations

     l. Any sign, lettering, picture, notice, or advertisement installed on or in any part of the Premises and visible from the exterior of the Premises shall be installed at Lessee's sole cost and expense, and in such manner, character, and style as Lessor may approve in advance in writing. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

     2. No awning or other projection shall be attached to the outside walls of the Office-Warehouse Complex. No curtains, blinds, shades, or screens visible from the exterior of the Premises shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens, or other fixtures must be of a quality, type, design, and color and attached in the manner approved in advance by Lessor.

     3. Lessee, its servants, employees, customers, invitees, and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, or halls in and about the Office-Warehouse Complex which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Lessee.

     4. Lessee shall not make excessive noises, cause disturbances or vibrations, or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Office-Warehouse Complex.

     5. Lessee assumes full responsibility for protecting its space from theft, robbery, and pilferage; which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

     6. In no event shall Lessee bring into the Office-Warehouse Complex inflammables, such as gasoline, kerosene, naptha, and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Lessee to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Office-Warehouse Complex shall at any time be increased, Lessee shall be required to make immediate payment of the whole of the increased insurance premiums.

     7. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or in whose servants, employees, agents, visitors, or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

     8. Lessee shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

     9. The outside areas immediately adjoining the Premises shall be kept clean by Tenant and Tenant shall not place or permit any obstructions or merchandise in such areas.

     10. The use of parking shall be subject to reasonable regulations as Landlord may promulgate from time to time uniformly to all lessees. Lessee agrees that it will not use more than its prescribed number of stalls at any one time, and will not use or permit the use by its employees of the parking area for the overnight storage of automobiles or other vehicles. There will not be any assigned exclusive parking spaces available to any tenant of the building except with prior, written consent of the Lessor.

     11. Lessee and its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or its agent may from time to time adopt. Lessor shall give written notice of any additional rules and regulations.

     12. Lessor reserves the right at any time and from time to time as reasonably necessary to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Lessor's reasonable judgment, for its best interest or for the best interest of the tenants of the Office-Warehouse Complex.

                                     EXHIBIT D

I.    DEFINITIONS

      "Lessee's Improvement Allowance" means $350,000.00

      "Lessor's Improvements" means all improvements, alterations and installations shown in the Plans.

      "Plans" means the plans and specifications for the Lessor's Improvements to be completed in the Demised Premises by Lessor, a copy of which is attached hereto.

      "Price" means the bid or quotation for Lessor's Improvements submitted by Lessor to Lessee and approved by Lessee as adjusted pursuant to Article IV.

II.   CONSTRUCTION OF LESSOR'S IMPROVEMENTS

      A. Lessor shall be fully responsible for all matters that must be accomplished to perform, furnish and completely install the Lessor's Improvements (in operating condition to manufacturer's specifications, if applicable) in accordance with provisions herein and in the Lease. Lessor shall use its best efforts to complete Lessor's Improvements on or before October 31, 1997. Lessor's obligations hereunder shall include furnishing all labor, materials and equipment; filing plans and other required documentation with the proper governmental authorities; demolishing all existing improvements as necessary; securing all necessary permits; supervising all details of construction; obtaining the certificate of occupancy; engaging and supervising all contractors and subcontractors; removing debris from the Demised Premises caused by Lessor's trades; obtaining insurance coverage, and providing utility and building services. Lessee shall have the right to inspect Lessor's Improvements as they are being installed and to require Lessor to correct, at Lessor's expense, any aspect of lessor's Improvements that have not been installed in compliance with the Plans or agreed upon changes.

      B. Lessee shall not be liable for any injury to persons (including death) or damage to property within the building during performance of Lessor's Improvement work, unless caused by the active negligence or willful misconduct of Lessee, its employees, agents, or contractors. Lessor will indemnify and save Lessee harmless from, and defend it against any such liability, and any costs or charges (including reasonable attorney's fees and court costs) which Lessee may incur on account of any such injury, death or damage. Lessor shall carry commercial general liability insurance which shall include coverage of the foregoing contractual liability.

      C. Lessee shall not be responsible for any expenses relating to abatement with respect to any existing Hazardous Substances (as defined in Article 48) in the Demised Premises.

III.  PRICING LESSOR'S IMPROVEMENTS

      A. Lessor shall obtain competitive bids for Lessor's Improvements, including bids from one fully licensed, bonded and insured general contractor selected by Lessee. (Subsequent changes shall be priced in accordance with Article IV below.)

      B. Lessor will submit all bids obtained for Lessor's Work to Lessee with an indication of Lessor's intent to contract with a particular general contractor. Lessee will have five (5) days in which to provide Lessor with written notice objecting to Lessor's decision, and in the event such objection is made, Lessee shall indicate the basis of such objection. In the event Lessor and Lessee cannot agree to a resolution within five (5) days following Lessee's notice of objection, Lessee will be required to notify Lessor that either Lessor may proceed and Lessee will waive such objection, or that Lessee has elected to contract for all of Lessor's work and Lessor will provide Lessee with payment of Lessor's Improvement Allowance upon completion of the work as evidenced by paid invoices accompanied by lien waivers from Lessee's contractor. In the event Lessee elects the latter option, Lessee will be bound by the same terms and conditions of Exhibit D to Lessor, as if Lessor had performed the work.

IV.   CHANGES

      A. From time to time, Lessee may make changes to the Plans or request changes to Lessor's Improvements already installed.

      B. Within five (5) business days after Lessee notifies Lessor of the change or request thereof, Lessor shall submit to Lessee in writing an analysis of the additional charges or savings involved, and the period of time, if any, that the change will materially and adversely affect the completion of Lessor's Improvements. If the additional construction costs resulting from changes approved by Lessee cause the Price to exceed the Lessee's Improvement Allowance, Lessee shall pay the excess as provided in Article V. In the event such changes delay the Commencement Date, the Expiration Date of the Lease will be extended by the same amount of days that the Commencement Date was delayed, but in any event the Expiration Date shall occur on the last day of a month.

      C. If Lessee shall fail to approve in writing the proposal made by Lessor pursuant to Paragraph B above within three (3) business days following receipt thereof, the same shall be deemed disapproved in all respects by Lessee and Lessor shall not make the change. If Lessee approves in writing the additional charges or savings, if any, Lessor shall cause the approved changes to be made. All savings or additional charges shall be substantiated to Lessee's reasonable satisfaction.

V.    PAYMENT OF THE PRICE

      A.   Lessor and Lessee shall pay the Price as follows:

           (1) If the price does not exceed Lessee's Improvement Allowance, Lessor shall pay all of the Price. Any unused allowance shall be amortized using five (5%) percent annual interest rate and the lesser of sixty (60) monthly payments or the remaining lease term and applied as a credit to reduce the monthly Base Rent under the Lease.

           (2) If the Price exceeds Lessee's Improvement Allowance, Lessee shall pay, subject to any reasonable retainage based on the punch list, the excess within ten (10) days after completion and receipt of written certification by Lessor's architect that Lessor's Improvements have been completed in compliance with the provisions of the Lease, including this Exhibit D. Lessor agrees that acceptance of final payment is a waiver and release of Lessee from any further claims under this Exhibit D.

           (3) Lessor shall, or shall cause its general contractor to pay everyone who has worked on Lessor's Improvements the full amount due each under its respective contract with Lessor or its general contractor.

           (4) Lessor shall maintain a reasonable accounting of all costs of the improvements which will be submitted to the Lessee at the completion of the work and the Lessee will have the right, with prior written notice to Lessor, to review the progress or the work and costs at the offices of the general contractor.

                                      EXHIBIT E

                                    SIGN CRITERIA

                               OAKVIEW BUSINESS CENTER
                             1284 CORPORATE CENTER DRIVE
                                 1325 EAGANDALE COURT
                                   EAGAN, MN 55121



1. TENANT IDENTIFICATION SIGNAGE: Tenant will be allowed a maximum of 15 individual letters to be mounted on a solid colored sign band, color to match the accent color on the building. Letters shall be a maximum 12" height, be white in color, and be Helvetica or Optima type style.

2. FRONT DOOR SIGN: Tenant will be allowed to install one 2' x 4' sign to the right side of the primary entrance door. Size and style of type used for tenant name and address may be at tenant's discretion. Field color of sign panel shall match the accent color band on the building and lettering shall be white.

3. MONUMENT SIGN: Tenant shall be allowed to install one line of type on the monument sign facing Corporate Center Drive. Lettering shall match the type style and color used for Office Plan and shall be no larger than 4" height.

4. DOCK SIGNS: Tenant identification signs will be allowed above each overhead dock or drive in door and on one walk-in man door. Sign placards shall be a maximum 8" high x 24" long, be the same color as the accent color on the building, have maximum 4" white lettering, and shall be glued to the building. Signage mounted directly to the man door shall be maximum 2" high white vinyl lettering.

5. No signage may be erected until a scaled layout has been approved by the Lessor.

6.    All letters and signage shall be non-illuminated.

                                      EXHIBIT F

                                  GUARANTY OF LEASE

1.    GUARANTY
      SBS Technologies, Inc., a New Mexico corporation, ("Guarantor"), whose address is 2400 Louisiana Boulevard NE, Albuquerque, New Mexico, 87110, as a material inducement to and in consideration of Lutheran Brotherhood ("Lessor") entering into a written lease (the "Lease") with Bit 3 Computer Corporation ("Lessee"), dated the same date as this Guaranty, unconditionally guarantees and promises to and for the benefit of Lessor that Lessee shall perform the provisions of the Lease that Lessee is to perform. If, at any time, default shall be made by Lessee in the performance or observance of any of the terms, covenants or conditions in the Lease contained on the Lessee's part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Lessee.

      If the Lease shall be renewed, or its term extended, or if the Lessee holds over beyond the term of the Lease, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all of the covenants, terms, and conditions of the Lease and of any such modification thereof.

2.    INDEPENDENT OBLIGATIONS
      If there is more than one guarantor, Guarantor's obligations are joint and several with those of any other guarantor and are independent of Lessee's obligations. A separate action may be brought or prosecuted against the Guarantor whether the actions brought or prosecuted against any other Guarantor or Lessee, or all, or whether any other Guarantor or Lessee, or all, are joined in the action.

3.    CHANGES TO LEASE
      The provisions of the Lease may be changed by written agreement between Lessor and Lessee at any time, with the consent of Guarantor. This Guaranty shall guarantee the performance of the Lease as changed. Assignment of the Lease (as may be permitted by the Lease) shall not affect this Guaranty.

4.    SECURITY FOR LESSEE'S PERFORMANCE
      The obligations of the Guarantor hereunder shall not be released by Lessor's receipt, application or release of security given for Lessee's performance and observance of covenants and conditions in the Lease; nor by any modification of such Lease, but in case of any such modification, the liability of Guarantor shall be deemed modified in accordance with the terms of such modification of the Lease.

5.    LESSEE'S ABILITY TO PERFORM
      Guarantor assumes full responsibility for keeping fully informed of the financial condition of Lessee and all other circumstances affecting Lessee's ability to perform its obligations to Lessor, and agrees that Lessor shall have no duty to report to any Guarantor any information which Lessor receives about Lessee's financial condition or any circumstances bearing on Lessee's ability to perform.

6.    DELAY
      This Guaranty shall not be affected by Lessor's failure or delay to enforce any of its rights.

7.    NOTICE OF LESSEE DEFAULT
      Lessor agrees to give Guarantor ten (10) days written notice of any breach or default by Lessee, which notice shall be deemed delivered twenty-four
(24) hours after the same is deposited in the United States mail, postage prepaid, addressed to Guarantor at the address set forth above.

8.    DEFAULT
      If Lessee defaults under the Lease, Lessor may proceed immediately against Guarantor or Lessee, or both, subject to any existing cure period Lessee is entitled to under the Lease or Lessor may enforce against Guarantor or Lessee, or both, any rights that it has under the Lease, or pursuant to applicable laws, but if Lessor chooses to proceed against both, such proceeding need not be simultaneous but can be against Guarantor after proceeding against Lessee or vice versa. If the lease terminates and Lessor has any rights it can enforce against Lessee after termination, Lessor can enforce those rights against Guarantor without giving previous notice to Lessee or Guarantor, or without making any demand on either of them.

9.    WAIVER OF DEFENSES
      Guarantor hereby waives the right to require Lessor to (a) proceed against Lessee (except as otherwise provided herein); (b) proceed against or exhaust any security that Lessor holds from Lessee; or (c) pursue any other remedy in Lessor's power. Until all of Lessee's obligations to Lessor have been discharged in full, Guarantor has no right to subrogation against Lessee. Guarantor waives its right to enforce any remedies that Lessor now has, or later may have, against Lessee. Guarantor waives any right to participate in any security now or later held by Lessor. Guarantor waives all presentments, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and except as otherwise provided herein waives all notice of the existence, creation, or incurring of the new or additional obligations.

      The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Lessee in any bankruptcy, receivership or other proceedings; (b) the impairment, limitation or modification of the liability of Lessee or the estate of Lessee in bankruptcy, or of any remedy for the enforcement of Lessee's said liability under the Lease, resulting from the operation of any present or future provision of the bankruptcy laws or other statutes or from the decisions of any court; (c) the rejection or disaffirmance of the Lease in any proceeding; (d) the assignment or transfer of the Lease by Lessee; (e) any disability or other defense of Lessee; or (f) the cessation from any cause whatsoever of the liability of Lessee.

10.   ATTORNEY'S FEES
      If Lessor is required to enforce Guarantor's obligations by legal proceeding, Guarantor shall pay to Lessor all costs incurred, including, without limitation, reasonable attorneys' fees and costs of suits.

11.   ASSIGNMENT
      This Guaranty may be assigned and/or pledged without Guarantor's prior consent and shall inure to the benefit of any successor in interest of Lessor. Guarantor's obligations under this Guaranty shall be binding on Guarantor's successors and legal representatives.

12.   SEVERABILITY
      The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

13.   STATE LAW
      The Lease and this Guaranty shall be governed by the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the Guarantor has hereunto set his hand this 19th day of Sept, 1997.

                                    Guarantor:
                                    SBS TECHNOLOGIES, INC.
                                    (a New Mexico corporation)

                                    By: /s/ Steve Cooper
                                       --------------------------------

                                    Its: President & COO
                                        -------------------------------

STATE OF CA             )
                        ) ss.
COUNTY OF SAN DIEGO     )

On this the 19th day of Sept, 1997, before me, Julie Ann Shannon, the undersigned notary Public, personally appeared Steve Cooper, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged that he executed it.

WITNESS my hand and official seal.


/s/ Julie Ann Shannon
------------------------------
Notary Public


                                        [NOTARY PUBLIC SEAL]